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                                                                   EXHIBIT 11(d)

                               CONSENT OF COUNSEL







                  We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 31 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (Nos. 33-4806 and 811-4636) of the Galaxy Funds -- New York Municipal Bond Fund.






                                                /s/ Willkie Farr & Gallagher
                                                -------------------------------
                                                Willkie Farr & Gallagher



February 14, 1997
New York, New York